Exhibit 99.1

Investor Contact: Sharon Merrill Associates (617) 542-5300 trr@investorrelations.com	Company Contact: Thomas W. Bennet, Jr., CFO (978) 970-5600 tbennet@trcsolutions.com

TRC Announces First-Quarter Fiscal 2010 Financial Results

Lowell, MA, November 9, 2009 - TRC Companies, Inc. (NYSE: TRR), a recognized leader in engineering, consulting, and construction management services to the energy, environmental and infrastructure markets, today announced financial results for its fiscal first quarter ended September 25, 2009.

First-Quarter Results

	Three Months Ended
	September 25,	September 26,
(In millions, except per share data)	2009	2008

Gross revenue	$82.4	$115.0
Net service revenue*	$57.0	$66.0
Operating income	$0.2	$2.1
Net (loss) income applicable to TRC common shareholders	$(0.9)	$1.1
Net (loss) income per common share (diluted)	$(0.05)	$0.05

*The Company believes net service revenue (NSR), rather than gross revenue, best reflects the value of services provided to its customers and is the most meaningful indicator of TRC’s revenue performance.

Comments on the Results

“Our first-quarter results reflect the combination of the delayed effects of the recession in our key market segments and a reduction of large project revenue due to capital constraints that we have since addressed,” said Chairman and Chief Executive Officer Chris Vincze.  “Project cycles in our industry are typically six to twelve months or more in length.  We have seen a decrease in both backlog and near-term revenue resulting from the interruption of proposals and project awards that occurred at the height of the financial crisis in late calendar year 2008 and early 2009.  At the same time, our lack of bonding capacity during the past two years hampered our ability to win large projects in our energy and environmental segments. Our decrease in NSR this quarter reflects these factors as well as lower year-over-year billable headcount stemming from our restructuring actions.”

TRC

650 Suffolk Street  •  Lowell, Massachusetts 01854

Telephone 978-970-5600   •  Fax 978-453-1995

“With the additional capital provided by the preferred stock issuance we completed in June, we now have secured an adequate bonding line.  However, we believe the residual effects of insufficient bonding capacity in fiscal 2007 and 2008 may have negatively impacted our current project backlog.  While near-term contributions from engineer, procure and construct (EPC) projects have been limited, we are benefiting from an increase in demand for our energy efficiency program management services.  Within our environmental segment, we experienced the wind-down of several large environmental compliance projects in the first quarter, and we revised cost-to-complete estimates on certain Exit Strategy projects.”

“The restructuring actions we took within our infrastructure segment in fiscal 2009 are proving to be effective, as that business achieved its performance targets for the first quarter.  We also experienced a seasonal boost within the infrastructure segment as state and local authorities pushed to complete weather-sensitive projects during the summer months.”

“We continued to pursue our cost reduction and efficiency initiatives in the first quarter.  Through our three-year turnaround plan, we have streamlined our entire organization and steadily lowered both our fixed and variable cost structures. We experienced the first full quarter of those comprehensive efforts which resulted in a decline in our general and administrative expenses of 23 percent year-over-year, nearly double the rate of decline in our NSR.  As a result, we managed to achieve a small operating profit for the quarter and concluded the fiscal first quarter with a healthy balance sheet.”

Business Outlook

“The near-term outlook for growth in our primary markets remains challenging. Larger scale projects that were delayed at the peak of the recession have been replaced with smaller, competitively bid projects.  To fill the resulting gap in our revenue stream, we developed a strategy to help stimulate new contract award momentum and generate near-term NSR.  Central to that strategy, we have launched an integrated national sales and marketing communications platform based on two primary missions.  First, we are systematically and aggressively targeting opportunities within our top national accounts to cross-sell our services and build stronger client relationships.  Second, we are bundling our service offerings in order to provide customers with innovative, single solutions to larger, more complex issues.  Recently, we introduced our second bundled offering, Building RX, as a follow up to our successful RE Power product.  The initial market response to these offerings has been decidedly positive.  We believe our national sales platform approach has the potential to drive revenue in the near term.”

“Our long-term prospects remain strong as our core markets have significant upside potential.  We expect our three segments to be primary beneficiaries of funding from major private capital markets, U.S. government policies and federal stimulus monies over the long-term.  We are starting to see the initial flow of policy driven stimulus funding being released into the energy related markets.  Through the American Recovery and Reinvestment Act of 2009 (ARRA), energy efficiency project activity is picking up considerably.  Also in Energy, the bid-and-proposal process for several deferred utility projects has resumed, however the procurement process typically lasts several months until contact awards are finalized.  As a result, we do not anticipate meaningful contributions to revenue from any new utility project and EPC awards until late fiscal 2010 or early fiscal 2011.”

“Going forward, TRC is positioned to capitalize on the eventual rebound in its core markets.  In the meantime, we will continue to seek opportunities to further optimize our cost structure and maintain our margins.  As we weather this difficult period, we remain focused on (1) improving margins and generating positive cash flow, (2) achieving profitable growth in our service lines and (3) attracting and retaining top talent,” Vincze concluded.

Conference Call Information

The Company will broadcast its first-quarter fiscal 2010 financial results conference call today at 9 a.m. ET. Those who wish to listen to the conference call should visit the “Investor Center” section of TRC’s website at www.TRCsolutions.com. The call also may be accessed by dialing (877) 407-5790 or (201) 689-8328 prior to the start of the call.  For interested individuals unable to join the live conference call, a webcast replay will be available on the Company’s website.

About TRC

TRC creates and implements sophisticated and innovative solutions to the challenges facing America’s environmental, energy, and infrastructure markets.  The Company also is a leading provider of engineering, consulting, and construction management services to commercial and government customers across the country.  For more information, visit TRC’s website at www.TRCsolutions.com.

Forward-Looking Statements

Certain statements in this press release may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify these statements by forward-looking words such as “may,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” or other words of similar import. You should consider statements that contain these words carefully because they discuss our future expectations, contain projections of our future results of operations or of our financial condition, or state other “forward-looking” information. We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able to accurately predict or control and that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainties, and actual results may differ materially from those discussed as a result of various factors, including, but not limited to, the availability and adequacy of insurance; the uncertainty of our operational and growth strategies; circumstances which could create large cash outflows, such as contract losses, litigation, uncollectible receivables and income tax assessments, including potential payments related to our ongoing IRS audit, if not resolved successfully; regulatory uncertainty; the availability of funding for government projects; the level of demand for our services; product acceptance; industry-wide competitive factors; the ability to continue to attract and retain highly skilled and qualified personnel; and general political or economic conditions.  Furthermore, market trends are subject to changes, which could adversely affect future results. See additional discussion in our Annual Report on Form 10-K for the fiscal year ended June 30, 2009, Quarterly Reports on Form 10-Q, and other factors detailed from time to time in our other filings with the Securities and Exchange Commission.

TRC COMPANIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(Unaudited)

	Three Months Ended
	September 25,	September 26,
	2009	2008
Gross revenue	$82,357	$114,993
Less subcontractor costs and other direct reimbursable charges	25,397	49,069
Net service revenue	56,960	65,924

Interest income from contractual arrangements	180	778
Insurance recoverables and other income	3,283	289

Operating costs and expenses:
Cost of services	50,880	53,537
General and administrative expenses	6,678	8,621
Provision for doubtful accounts	686	800
Depreciation and amortization	1,950	1,909
	60,194	64,867
Operating income	229	2,124
Interest expense	264	887
(Loss) income from operations before taxes and equity in losses	(35)	1,237
Federal and state income tax provision	56	182
(Loss) income from operations before equity in losses	(91)	1,055
Equity in losses from unconsolidated affiliates	(15)	—
Net (loss) income	(106)	1,055
Net loss applicable to noncontrolling interest	(27)	—
Net (loss) income applicable to TRC Companies, Inc.	(79)	1,055
Accretion charges on preferred stock	834	—
Net (loss) income applicable to TRC Companies, Inc.’s common shareholders	$(913)	$1,055

Basic (loss) earnings per common share	$(0.05)	$0.06
Diluted (loss) earnings per common share	$(0.05)	$0.05

Weighted-average shares outstanding:
Basic	19,404	19,129
Diluted	19,404	19,219

TRC COMPANIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

(Unaudited)

	September 25,	June 30,
	2009	2009
ASSETS
Current assets:
Cash and cash equivalents	$3,543	$8,469
Accounts receivable, less allowance for doubtful accounts	100,377	99,903
Insurance recoverable - environmental remediation	30,642	27,379
Restricted investments	26,090	28,214
Prepaid expenses and other current assets	12,727	11,032
Income taxes refundable	192	224
Total current assets	173,571	175,221

Property and equipment:	50,068	52,116
Less accumulated depreciation and amortization	36,148	37,075
	13,920	15,041
Goodwill	35,119	35,119
Investments in and advances to unconsolidated affiliates and construction joint ventures	113	119
Long-term restricted investments	52,934	53,295
Long-term prepaid insurance	46,937	47,766
Other assets	10,270	10,335
Total assets	$332,864	$336,896

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$5,688	$4,632
Accounts payable	42,579	44,106
Accrued compensation and benefits	27,553	30,029
Deferred revenue	38,167	38,684
Environmental remediation liabilities	829	566
Other accrued liabilities	41,727	41,959
Total current liabilities	156,543	159,976
Non-current liabilities:
Long-term debt, net of current portion	7,757	7,869
Long-term income taxes payable	6,136	6,079
Long-term deferred revenue	104,423	105,008
Long-term environmental remediation liabilities	6,926	7,533
Total liabilities	281,785	286,465
Preferred stock, $.10 par value; 500,000 shares authorized, 7,209 shares issued and outstanding as convertible, liquidation preference of $27,395 and $28,837 as of September 25, 2009 and June 30, 2009, respectively	2,642	1,808
Commitments and contingencies
Shareholders’ equity:
Capital stock:
Common, $.10 par value; 40,000,000 shares authorized, 19,523,166 and 19,519,684 shares issued and outstanding, respectively, at September 25, 2009, and 19,357,573 and 19,354,091 shares issued and outstanding, respectively, at June 30, 2009	1,952	1,936
Additional paid-in capital	167,949	168,459
Accumulated deficit	(121,513)	(121,434)
Accumulated other comprehensive income (loss)	109	(305)
Treasury stock, at cost	(33)	(33)
Total shareholders’ equity attributable to TRC Companies, Inc.	48,464	48,623
Noncontrolling interest	(27)	—
Total shareholders’ equity	48,437	48,623
Total liabilities and shareholders’ equity	$332,864	$336,896